Exhibit 10.3


                           EMPLOYEE BENEFITS AGREEMENT


     This EMPLOYEE BENEFITS AGREEMENT is dated as of June 30, 1998 (the "Agreement"), between COGNIZANT CORPORATION, a Delaware corporation ("Corporation") and IMS HEALTH INCORPORATED, a Delaware corporation ("IMS Health").

     WHEREAS, the Board of Directors of Corporation has determined that it is appropriate, desirable and in the best interests of the holders of shares of common stock, par value $.01 per share, of Corporation (the "Corporation Common Stock") to take certain steps to reorganize Corporation's Subsidiaries (as defined herein) and businesses and then to distribute to the holders of the Corporation Common Stock all the outstanding shares of common stock of IMS Health (the "IMS Health Common Stock"); and

     WHEREAS, Corporation and IMS Health have determined that it is necessary and desirable to allocate and assign responsibility for certain employee benefit matters in respect of such entities on and after the Effective Time (as defined herein).


     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, Corporation and IMS Health agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     SECTION 1.1. Definitions. Capitalized terms used in this Agreement shall have the following meanings:

     "ACNielsen" shall mean ACNielsen Corporation, a Delaware corporation.

     "Action" shall mean any action, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency, body or commission or any arbitration tribunal.

     "Affiliate" shall mean, when used with respect to a specified person, another person that controls, is controlled by, or is under common control with the person specified. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or other interests, by contract or otherwise.

     "Ancillary   Agreements"   shall  mean  all  of  the  written   agreements,
instruments, assignments or other written arrangements (other than this Agreement and the Distribution Agreement) entered into in connection with the transactions

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                                                                               2


contemplated by this Agreement and the Distribution Agreement, including, without limitation, the Conveyancing and Assumption Instruments, the Shared Transaction Services Agreement, the Tax Allocation Agreement and the Transition Services Agreement.

     "Assets" shall have the meaning set forth in Section 1.1(f) of the Distribution Agreement.

     "Board of Directors" shall mean, when used with respect to a specified corporation, the board of directors of the corporation so specified.

     "Business  Entity"  shall  mean  any  corporation,   partnership,   limited
liability company or other entity which may legally hold title to Assets.

     "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the regulations promulgated thereunder, including any successor legislation.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, including any successor legislation.

     "Conveyancing and Assumption Instruments" shall mean, collectively, the various agreements, instruments and other documents heretofore entered into and to be entered into to effect the transfer of Assets and the assumption of Liabilities in the manner contemplated by the Distribution Agreement, or otherwise arising out of or relating to the transactions contemplated in the Distribution Agreement.

     "Cognizant" shall mean Cognizant Corporation, a Delaware corporation.

     "Corporate Staff Employees" shall mean Corporation Pre-Distribution Employees who performed administrative functions generally for the Corporation Group prior to the Effective Time and who were based at the Corporation headquarters in Westport, CT, aviation department in Purchase, NY or STS department in Allentown, PA.

     "Corporation" shall mean Cognizant Corporation, a Delaware corporation.

     "Corporation Committee" shall mean the Compensation and Benefits Committee of the Board of Directors of Corporation.

     "Corporation Common Stock" shall have the meaning set forth in the recitals hereto.

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                                                                               3


     "Corporation   Disabled   Employees"   shall  mean  all  employees  of  the
Corporation Group who are receiving benefits under the Corporation Long-Term Disability Plan as of the Effective Time, as in effect from time to time.

     "Corporation Employee Stock Purchase Plan" shall mean the 1997 Cognizant Corporation Employee Stock Purchase Plan, as in effect from time to time.

     "Corporation Executive Annual Incentive Plan" shall mean the Cognizant Corporation Executive Annual Incentive Plan, as in effect from time to time.

     "Corporation Group" shall mean Cognizant Corporation and each Business Entity that is a Subsidiary of Corporation, except that Corporation Group shall not include Walsh International Inc. or any of its Subsidiaries.

     "Corporation Long-Term Disability Plan" shall mean The Cognizant Long Term Disability Plan or any other long-term disability plan sponsored by Corporation or any Subsidiary of Corporation prior to the Effective Time.

     "Corporation LSARs" shall have the meaning set forth in Section 6.2 of this Agreement.

     "Corporation  Nonqualified  Plans"  shall have the  meaning as set forth in
Section 4.1 of this Agreement.

     "Corporation Nonqualified Plan Participants" shall have the meaning set forth in Section 4.1.

     "Corporation Pension REP" shall mean the Cognizant Retirement Excess Plan, as in effect from time to time.

     "Corporation Post-Distribution Employees" shall mean persons who, immediately after the Effective Time, are employed by the Corporation Group (including persons who are absent from work by reason of layoff or leave of absence and inactive employees treated as such by agreement therewith) other than IMS Health Transitional Employees.

     "Corporation Pre-Distribution Employees" shall mean persons who, at any time prior to the Effective Time, were employed by the Corporation Group.

     "Corporation Ratio" shall have the meaning set forth in Section 6.1(a) of this Agreement.

     "Corporation  Restricted Stock" shall have the meaning set forth in Section
6.3 of this Agreement.

     "Corporation   Retirees"  shall  mean  persons  who  (i)  were  Corporation
Pre-Distribution  Employees,  (ii)  terminated

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                                                                               4


employment from the Corporation Group prior to the Effective Time or, with respect to Corporate Staff Employees, terminated employment prior to or as a result of the Distribution, (iii) are not IMS Health Employees or IMS Health Transitional Employees after the Effective Time and (iv) would have been Corporation Post-Distribution Employees had they remained employed, after the Distribution, by the same employer from which they terminated employment or were Corporate Staff Employees; but shall not include any person on Schedule 1.1.

     "Corporation Retirement Plan" shall mean the Cognizant Retirement Plan, as in effect from time to time.

     "Corporation Savings BEP" shall mean the Cognizant Corporation Savings Benefit Equalization Plan, as in effect from time to time.

     "Corporation Savings Plan" shall mean the Cognizant Corporation Savings Plan, as in effect from time to time.

     "Corporation Stock Option" shall have the meaning set forth in Section 6.1 of this Agreement.

     "Corporation Stock Option Plans" shall mean the 1996 Key Employees' Stock Incentive Plan, the 1996 Replacement Plan for Certain Employees Holding The Dun & Bradstreet Corporation Equity-Based Awards or any other stock option plan established by the Corporation prior to the Effective Time.

     "Corporation SERP" shall mean the Cognizant Corporation Supplemental Executive Retirement Plan, as in effect from time to time.

     "Corporation   Transition  Plans"  shall  mean  The  Cognizant  Corporation
Executive Transition Plan and The Cognizant Corporation Career Transition Plan.

     "D&B" shall mean The Dun & Bradstreet Corporation, a Delaware corporation.

     "Distribution" shall mean the distribution on the Distribution Date to holders of record of shares of Corporation Common Stock as of the Distribution Record Date of the IMS Health Common Stock owned by Corporation on the basis of one IMS Health Common Share for each outstanding share of Corporation Common Stock.

     "Distribution Agreement" shall mean the Distribution Agreement between Corporation and IMS Health, dated as of June 30, 1998.

     "Distribution Date" shall mean June 30, 1998.

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                                                                               5


     "Distribution Record Date" shall mean such date as may be determined by Corporation's Board of Directors as the record date for the Distribution.

     "Effective Time" shall mean immediately prior to the midnight, New York time, ending the 24-hour period comprising June 30, 1998.

     "Employee Benefit Dispute" shall include any controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity or breach of this Agreement or otherwise arising out of, or in any way related to this Agreement, including, without limitation, any claim based on contract, tort, statute or constitution.

     "Employee Benefit Litigation Liability" shall mean, with respect to a Business Entity, a Liability relating to a controversy, dispute or claim arising out of, in connection with or in relation to the interpretation, performance, nonperformance, validity or breach of an Employee Benefit Plan of such Business Entity or otherwise arising out of, or in any way related to such Employee Benefit Plan, including, without limitation, any claim based on contract, tort, statute or constitution.

     "Employee Benefit Plans" shall mean, with respect to a Business Entity, all "employee benefit plans" (within the meaning of Section 3(3) of ERISA), "multiemployer plans" (within the meaning of Section 3(37) of ERISA), retirement, pension, savings, profit-sharing, welfare, stock purchase, stock option, equity-based, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation, worker's compensation and all other employee benefit plans, agreements, programs, policies or other arrangements (including any funding mechanisms therefor), whether or not subject to ERISA, whether formal or informal, oral or written, legally binding or not, under which (i) any past, present or future employee of the Business Entity or its Subsidiaries has a right to benefits and (ii) the Business Entity or its Subsidiaries has any Liability.

     "Employee Benefit Records" shall mean all agreements, documents, books, records or files relating to the Employee Benefit Plans of Corporation and IMS Health.

     "Employee Benefit Welfare Plans" shall mean, with respect to a Business Entity, all Employee Benefit Plans that are "welfare plans" within the meaning of Section 3(1) of ERISA.

     "Employer Stock" shall mean, after the Distribution Date, IMS Health Common Stock credited to the account of an IMS Health Employee and Corporation Common Stock credited to the account of a Corporation Post-Distribution Employee in the pooled

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                                                                               6


stock fund of the respective savings plan in which such employee participates, pursuant to Section 3.4.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder, including any successor legislation.

     "Final IMS Health Retirement Plan Transfer Date" shall have the meaning set forth in Section 2.2(d) of this Agreement.

     "IMS Health" shall mean IMS Health Incorporated, a Delaware corporation.

     "IMS Health Committee" shall mean the Compensation and Benefits Committee of the Board of Directors of IMS Health.

     "IMS Health Common Stock" shall have the meaning set forth in the recitals hereto.

     "IMS Health Disabled Employees" shall mean all employees of the IMS Health Group who are receiving benefits or are in the waiting period to receive benefits under the Corporation Long-Term Disability Plan immediately prior to the Effective Time.

     "IMS Health Employees" shall mean persons who, immediately after the Effective Time, are employed by the IMS Health Group (including persons who are absent from work by reason of layoff or leave of absence and inactive employees treated as such by agreement therewith).

     "IMS Health Employee Stock Purchase Plan" shall mean the Employee Stock Purchase Plan to be adopted by IMS Health pursuant to Section 6.5.

     "IMS Health Group" shall mean IMS Health and each Business Entity which is contemplated to remain or become a Subsidiary of IMS Health pursuant to the Distribution Agreement.

     "IMS Health Nonqualified Plans" shall mean the nonqualified plans to be adopted by IMS Health pursuant to Section 4.2.

     "IMS Health Nonqualified Plan Participants" shall have the meaning set forth in Section 4.2.

     "IMS Health Pension REP" shall mean the IMS Health Retirement Excess Plan to be adopted by IMS Health pursuant to Section 4.2.

     "IMS Health Ratio" shall have the meaning set forth in Section 6.1(b) of this Agreement.

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                                                                               7


     "IMS Health Replacement Plans" shall mean the replacement plans to be adopted by IMS Health pursuant to Section 6.1(b) of this Agreement.

     "IMS Health  Restricted  Stock" shall have the meaning set forth in Section
6.3 of this Agreement.

     "IMS Health Retirees" shall mean persons who (i) were Corporation Pre-Distribution Employees, (ii) terminated employment from the IMS Health Group prior to the Effective Time (iii) are not Corporation Post-Distribution Employees after the Effective Time and (iv) would have been IMS Health Employees had they remained employed, after the Distribution, by the same employer from which they terminated employment but shall not include Corporate Staff Employees included in the definition of Corporation Retirees; and shall include any person on Schedule 1.1.

     "IMS Health Retirement Plan" shall mean the defined benefit plan to be adopted by IMS Health pursuant to Section 2.2(a) of this Agreement.

     "IMS Health Retirement Plan Effective Date" shall have the meaning set forth in Section 2.2(a) of this Agreement.

     "IMS Health Retirement Plan Segregation Ratio" shall equal a fraction, the numerator of which is the Present Value of the accrued vested and nonvested benefits (as defined in ERISA Section 4044(a)(1)-(6)) of the IMS Health Transferred Retirement Plan Employees under the Corporation Retirement Plan at the Effective Time, and the denominator of which is the Present Value of the accrued vested and nonvested benefits (as defined in ERISA Section 4044(a)(1)-(6)) of the Corporation Pre-Distribution Employees under the Corporation Retirement Plan at the Effective Time.

     "IMS Health Savings BEP" shall mean the IMS Health Savings Benefit Equalization Plan to be adopted by IMS Health pursuant to Section 4.2.

     "IMS Health Savings Plan" shall mean the defined contribution plan to be adopted by IMS Health pursuant to Section 3.2(a) of this Agreement.

     "IMS Health Savings Plan Transfer Date" shall have the meaning set forth in
Section 3.2(b) of this Agreement.

     "IMS Health SERP" shall mean the IMS Health Supplemental Executive Retirement Plan to be adopted by IMS Health pursuant to Section 4.2.

     "IMS Health Transferred Retirement Plan Employees" shall have the meaning set forth in Section 2.2(a) of this Agreement.

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                                                                               8


     "IMS Health Transferred Savings Plan Employees" shall have the meaning set forth in Section 3.2(a) of this Agreement.

     "IMS Health Transitional Employees" shall mean Corporate Staff Employees who are under an agreement to remain employed by the Corporation after the Effective Time for a fixed period of time either to perform services in connection with the Distribution or to perform services primarily for the IMS Health Group.

     "Information  Statement"  shall mean the Information  Statement sent to the
holders  of  shares  of  Corporation   Common  Stock  in  connection   with  the
Distribution, including any amendment or supplement thereto.

     "Initial IMS Health Retirement Plan Transfer Date" shall have the meaning set forth in Section 2.2(a) of this Agreement.

     "Initial Transferred Assets" shall have the meaning set forth in Section 2.2(b) of this Agreement.

     "Liabilities" shall mean any and all losses, claims, charges, debts, demands, actions, causes of action, suits, damages, obligations, payments, costs and expenses, sums of money, accounts, reckonings, bonds, specialties, indemnities and similar obligations, exonerations, covenants, contracts, controversies, agreements, promises, doings, omissions, variances, guarantees, make whole agreements and similar obligations, and other liabilities, including all contractual obligations, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, and including those arising under any law, rule, regulation, Action, threatened or contemplated Action (including the costs and expenses of demands, assessments, judgments, settlements and compromises relating thereto and attorneys' fees and any and all costs and expenses (including allocated costs of in-house counsel and other personnel), whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened or contemplated Actions), order or consent decree of any governmental or other regulatory or administrative agency, body or commission or any award of any arbitrator or mediator of any kind, and those arising under any contract, commitment or undertaking, including those arising under this Agreement, the Distribution Agreement or any Ancillary Agreement, in each case, whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any person.

     "Nonemployer Stock" shall mean, after the Distribution Date, IMS Health Common Stock credited to the account of a Corporation Post-Distribution Employee and Corporation Common Stock credited to an account of an IMS Health Employee in the

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                                                                               9


pooled stock fund of the respective savings plan in which such employee participates, pursuant to Section 3.4.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor entity thereto.

     "PBGC Assumptions" shall mean the actuarial assumptions set forth in 29 C.F.R. Part 2619, et seq.

     "person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

     "Present Value" shall mean the single sum value of a series of future payments, determined utilizing PBGC Assumptions in effect as of the measurement date.

     "Service" shall mean the Internal Revenue Service or any successor entity thereto.

     "Shared Transaction Services Agreements" shall mean the Shared Transaction Services Agreements between Corporation and IMS Health.

     "Subsidiary" shall mean any corporation, partnership or other entity of which another entity (i) owns, directly or indirectly, ownership interests sufficient to elect a majority of the Board of Directors (or persons performing similar functions) (irrespective of whether at the time any other class or classes of ownership interests of such corporation, partnership or other entity shall or might have such voting power upon the occurrence of any contingency) or
(ii) is a general partner or an entity performing similar functions (e.g., a trustee).

     "Tax Allocation Agreement" shall mean the Tax Allocation Agreement between Corporation and IMS Health.

     "Transition Services Agreement" shall mean the Amended and Restated Transition Services Agreement among Corporation, IMS Health, ACNielsen, D&B and R.H. Donnelley Corporation.

     "Walsh" shall mean Walsh International Inc., a Delaware corporation.

     "Walsh Optionees" shall mean individuals whose options to purchase the common stock of Walsh were converted into options to purchase Corporation Common Stock (other than those individuals who are IMS Health Employees).

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                                                                              10


                                   ARTICLE II
                           CORPORATION RETIREMENT PLAN

     SECTION 2.1. Corporation Retirement Plan. From and after the Effective Time, Corporation shall continue to sponsor the Corporation Retirement Plan. Active participation of IMS Health Transferred Retirement Plan Employees in the Corporation Retirement Plan shall cease immediately after the Effective Time. Nothing contained in this Article II shall have the effect of accelerating the degree to which any individual has a vested interest in or eligibility for the Corporation Retirement Plan or the IMS Health Retirement Plan.

     SECTION 2.2. IMS Health Retirement Plan. (a) As of the Effective Time, (herein referred to as the "IMS Health Retirement Plan Effective Date"), IMS Health shall establish the IMS Health Retirement Plan for the benefit of IMS Health Employees, IMS Disabled Employees, IMS Health Retirees and IMS Health Transitional Employees who were participants in the Corporation Retirement Plan immediately prior to the Effective Time (the "IMS Health Transferred Retirement Plan Employees"). On the first business day after the Effective Time (the "Initial IMS Health Retirement Plan Transfer Date"), Corporation shall cause the trustee of the Corporation Retirement Plan to segregate, based on a good faith estimate made in accordance with the spinoff provisions set forth under Section 414(l) of the Code, the assets of the Corporation Retirement Plan allocable to IMS Health Transferred Retirement Plan Employees in an amount equal to the sum of (i) and (ii), as follows:

          (i) the amount allocable to IMS Health Transferred Retirement Plan Employees under ERISA Section 4044 as of the Effective Time, determined using PBGC Assumptions; and

          (ii) the excess (if any) of the fair market value of assets of the Corporation Retirement Plan over the Present Value of the vested and nonvested benefits accrued thereunder for all the Corporation Pre-Distribution Employees as of the Effective Time, multiplied by the IMS Health Retirement Plan Segregation Ratio.

     (b) On the Initial IMS Health Retirement Plan Transfer Date, 90% of the segregated assets determined under Section 2.2(a) of this Agreement (the "Initial Transferred Assets") shall be transferred to a separate trust established under the IMS Health Retirement Plan.

     (c) From the Effective Time until the Final IMS Health Retirement Transfer Date (as defined below), the remaining 10% of the segregated assets determined under Section 2.2(a) of this Agreement shall be invested by the trustee of the Corporation Retirement Plan with the same investment managers and in the same

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                                                                              11


proportions as such assets were invested immediately prior to the Effective Time, which are set forth in Schedule 2.2 hereof.

     (d) As soon as practicable after the Effective Time, the remaining assets allocable to the IMS Health Transferred Retirement Plan Employees shall be transferred to a separate trust established under the IMS Health Retirement Plan (such date herein referred to as the "Final IMS Health Retirement Plan Transfer Date"); provided, however, that in no event shall such transfer take place until Corporation shall make all required amendments to the Corporation Retirement Plan and related trust agreement necessary to provide for the segregation and transfer of assets described in this Section 2.2. The value of such assets to be transferred shall equal the value of segregated assets determined based on same methodology as in Section 2.2(a) of this Agreement, reduced by an amount equal to the Initial Transferred Assets, adjusted as follows:

          (i) reduced by the amount of benefit payments made under the Corporation Retirement Plan with respect to IMS Health Transferred Retirement Plan Employees from the Effective Time to the Final IMS Health Retirement Plan Transfer Date; and

          (ii) increased (or decreased) by the share of the net investment income (or loss) and expenses incurred or for which invoices are submitted after the Effective Time to the IMS Health Retirement Plan Transfer Date attributable to the value of such segregated assets.

     (e) Unless otherwise agreed to by Corporation and IMS Health, the form of the assets to be transferred shall consist of an undivided percentage interest in each asset that is held by the Corporation Retirement Plan on the IMS Health Retirement Plan Transfer Date, such undivided percentage interest being equal to the value of assets allocable to the IMS Health Transferred Retirement Plan Employees, divided by the fair market value of plan assets.

     (f) If the amount of the Initial Transferred Assets exceeds the value of the assets to be transferred as determined under Section 2.2(d) of this Agreement, such excess amount shall promptly be transferred from the IMS Health Retirement Plan trust to the Corporation Retirement Plan trust.

     SECTION 2.3. Allocation of Liabilities. The IMS Health Group shall assume all Liabilities relating to the participation of IMS Health Transferred Retirement Plan Employees in the Corporation Retirement Plan. The Corporation Group shall retain all other Liabilities relating to the Corporation Retirement Plan.

                                   ARTICLE III
                            CORPORATION SAVINGS PLAN

     SECTION 3.1. Corporation Savings Plan. From and after the Effective Time, Corporation shall continue to sponsor the Corporation Savings Plan. Active participation of IMS Health Transferred Savings Plan Employees in the Corporation Savings Plan shall cease immediately after the Effective Time. Nothing contained in this Article III shall have the effect of accelerating the degree to which any individual has a vested interest in the Corporation Savings Plan or the IMS Health Savings Plan.

     SECTION 3.2. IMS Health Savings Plan. (a) As of the Effective Time, IMS Health shall adopt the IMS Health Savings Plan for the benefit of IMS Health Employees, IMS Health Disabled Employees, IMS Health Transitional Employees and IMS Health Retirees who were participants in the Corporation Savings Plan immediately prior to the Effective Time (the "IMS Health Transferred Savings Plan Employees").

     (b) Prior to the date on which the transfer of assets and liabilities to the IMS Health Savings Plan shall occur (the "IMS Health Savings Plan Transfer Date"), which date shall occur as promptly as practicable following the Effective Time, Corporation shall (A) cause the trustee of the Corporation Savings Plan to segregate, in accordance with the spinoff provisions set forth under Section 414(l) of the Code, the assets of the Corporation Savings Plan representing the full account balances of IMS Health Transferred Savings Plan Employees for all periods of participation through the Effective Time
(including, as applicable, all contributions and all earnings attributable thereto); (B) make all required filings and submissions to the appropriate governmental agencies; and (C) make all required amendments to the Corporation Savings Plan and related trust agreement necessary to provide for the segregation and transfer of assets described in this Section 3.2.

     (c) On the IMS Health Savings Plan Transfer Date, IMS Health shall cause the trustee of the Corporation Savings Plan to transfer to the trustee of the IMS Health Savings Plan the full account balances (inclusive of loans) of IMS Health Transferred Savings Plan Employees in kind based on those investment funds in which such account balances are then invested (including, but not limited to, the pooled stock fund described in Section 3.4); provided, however, that loans to IMS Health Transferred Savings Plan Employees shall be transferred in the form of notes. In consideration of the segregation and transfer of assets described herein, the IMS Health Savings Plan shall, as of the IMS Health Savings Plan Transfer Date, assume all Liabilities attributable to such assets, whether incurred prior to or after the Effective Time. If the account balances of the IMS Health Transferred Savings Plan that are transferred on the IMS Health Savings Plan Transfer Date are thereafter determined to have been incorrect, the parties agree to make appropriate payments or asset transfers to correct such error (appropriately adjusted for subsequent investment experience and expenses incurred).

     SECTION 3.3. Outstanding Loans. During their employment with Corporation, IMS Health Transferred Savings Plan Employees who have outstanding loans originally made from the Corporation Savings Plan shall be permitted to repay such loans by way of regular deductions from their paychecks, and, prior to the IMS Health Savings Plan Transfer Date, Corporation or IMS Health (as the case may be) shall cause all such deductions to be forwarded to the Corporation Savings Plan as promptly as practicable.

     SECTION 3.4. Employer Stock Fund. (a) Participants in the Corporation Savings Plan who, immediately prior to the Effective Time, have balances in the Corporation Common Stock fund shall have such balances converted, as of the Effective Time, to the extent applicable, to units in a pooled stock fund consisting of Corporation Common Stock and IMS Health Common Stock. The initial ratio of stock in the pooled stock fund shall be one share of Corporation Common Stock to one share of IMS Health Common Stock. The percentage interest of each participant in the pooled stock fund as of the Effective Time shall equal such participant's percentage interest in the Corporation Common Stock fund immediately prior to the Effective Time. The IMS Health Savings Plan shall maintain a pooled stock fund, to which the pooled stock fund assets of IMS Health Transferred Savings Plan Employees in the Corporation Savings Plan shall be transferred on the IMS Health Savings Plan Transfer Date. Notwithstanding the foregoing, the Corporation Savings Plan shall transfer the units of Corporation Common Stock from the pooled stock fund into the Corporation Common Stock fund and the IMS Health Savings Plan shall transfer the units of IMS Health Common Stock from the pooled stock fund into the IMS Health Common Stock fund.

     (b) Within nine months after the Distribution Date, each participant shall liquidate his or her units of Nonemployer Stock in the pooled stock fund and invest the proceeds thereof in any other investment option available under the applicable plan. If the participant does not liquidate such units, such units shall be liquidated and invested in a fixed income investment option available under the applicable plan.

     (c) A participant may not acquire additional units in the pooled stock fund from or after the Effective Time.

     SECTION 3.5. Allocation of Liabilities. The IMS Health Group shall assume all Liabilities relating to the participation of IMS Health Transferred Savings Plan Employees in the Corporation Savings Plan. The Corporation Group shall retain all other Liabilities relating to the Corporation Savings Plan.

                                   ARTICLE IV
                               NONQUALIFIED PLANS

     SECTION 4.1. Corporation Nonqualified Plans. From and after the Effective Time, Corporation shall continue to sponsor the Corporation SERP, the
Corporation Pension REP and the Corporation Savings BEP (collectively, the "Corporation Nonqualified Plans") for the benefit of Corporation Post-Distribution Employees and Corporation Retirees who, prior to the Effective Time, were participants thereunder ("Corporation Nonqualified Plan Participants").

     SECTION 4.2. IMS Health Nonqualified Plans. As of the Effective Time, IMS Health shall (i) adopt the IMS Health SERP, the IMS Health Pension REP and the IMS Health Savings BEP (collectively, the "IMS Health Nonqualified Plans") for the benefit of IMS Health Employees and IMS Health Retirees who were participants in the Corporation Nonqualified Plans immediately prior to the Effective Time ("IMS Health Nonqualified Plan Participants") and (ii) assume the Liabilities for benefits under the Corporation Nonqualified Plans with respect to such employees.

     SECTION 4.3. Joint and Several Liability. Corporation and IMS Health acknowledge joint and several liability under the Employee Benefits Agreement dated as of October 28, 1996 among D&B, Corporation and ACNielsen with respect to certain nonqualified plans maintained by D&B prior to such date. To the extent such joint and several liability is imposed on Corporation in respect of a liability assumed by IMS Health under this Agreement, Corporation shall be entitled to contribution from IMS Health for the amount of such liability imposed. To the extent joint and several liability is imposed on IMS Health in respect of a liability assumed by Corporation under this Agreement, IMS Health shall be entitled to contribution from Corporation for the amount of such liability imposed.

     SECTION 4.4. Third-Party Beneficiaries. It is the intention of the parties to this Agreement that the provisions of Section 4.3 shall be enforceable by (a) Corporation and IMS Health Nonqualified Plan Participants and (b) their respective surviving beneficiaries.

                                    ARTICLE V
                                  WELFARE PLANS

     SECTION 5.1. Employee Benefit Welfare Plans. Prior to the Effective Time, the Corporation shall continue to sponsor its Employee Benefit Welfare Plans for the benefit of Corporation Pre-Distribution Employees. Except as provided in
Section 5.4 and Section 5.5 below, from and after the Effective Time, Corporation shall sponsor its Employee Benefit Welfare Plans solely for the benefit of Corporation Post-Distribution Employees, Corporation Disabled Employees and Corporation Retirees. From and after Effective Time, IMS Health shall sponsor its Employee Benefit Welfare Plans solely for the benefit of IMS Health Employees, IMS Health Retirees and IMS Health Disabled Employees. Notwithstanding the foregoing, neither Corporation nor IMS Health shall have any obligation to sponsor any Employee Benefit Welfare Plan from or after Effective Time.

     SECTION 5.2. Dollar Limits. With respect to any medical and dental plan that may be sponsored by IMS Health after the Effective Time, IMS Health shall give effect, in determining any deductible, maximum out-of-pocket limitations and annual plan maximums, to claims incurred during 1998 prior to the Effective Time by IMS Health Employees, IMS Health Retirees and IMS Health Disabled Employees under similar plans maintained by Corporation (or any Affiliate thereof) for their benefit immediately prior to the Effective Time.

     SECTION 5.3. Severance Plans. The Corporation Group shall retain all Liabilities with respect to severance payments made or to be made to Corporation Retirees including any liabilities for severance payments under the Corporation Transition Plans. The IMS Health Group shall retain all Liabilities with respect to severance payments made or to be made to IMS Health Retirees including any liabilities for severance payments under the Corporation Transition Plans. For purposes of this Section 5.3, the term "severance payments" shall include any welfare benefit coverage provided under severance plans.

     SECTION 5.4. Flexible Spending Accounts. From the Effective Time until December 31, 1998, Corporation shall continue to sponsor its flexible spending accounts for all Corporation Pre-Distribution Employees; provided, however, that IMS Health shall cause all deductions from participant paychecks to be forwarded to Corporation within two business days thereafter; provided, further, that IMS Health shall reimburse Corporation for the administrative costs incurred with respect to IMS Health Employees. All unused funds remaining in the flexible spending accounts of IMS Health Employees after April 30, 1999 shall be paid to IMS Health.

     SECTION 5.5. Allocation of Liabilities. (a) The IMS Health Group shall retain responsibility for and continue to pay all claims relating to the Corporation self-insured Medical and

Dental Plans with respect to claims incurred prior to the Effective Time, but which are paid after the Effective Time, by IMS Health Employees, IMS Health Disabled Employees, IMS Health COBRA participants, IMS Health Transitional Employees and IMS Health Retirees as well as their covered dependents. Any claims relating to the Corporation self-insured Medical and Dental Plans with respect to claims incurred prior to the Effective Time, but which are paid after the Effective Time, by Corporation Pre-Distribution Employees who are not IMS Health Employees will remain the responsibility of The Corporation Group.

     (b) The Corporation Group shall retain responsibility for and continue to pay all premiums, expenses and benefits relating to the Corporation Employee Welfare Plans with respect to claims incurred (for self-insured plans) or premiums due (for insured plans) from and after the Effective Time by Corporation Post-Distribution Employees, Corporation Disabled Employees, Corporation COBRA participants and Corporation Retirees as well as their covered dependents.

     (c) The IMS Health Group shall retain responsibility for and continue to pay all premiums, expenses and benefits relating to the Employee Welfare Plans with respect to claims incurred (for self-insured plans) or premiums due (for insured plans) from and after the Effective Time by IMS Health Employees, IMS Health Disabled Employees, IMS Health COBRA participants, IMS Health Transitional Employees and IMS Health Retirees as well as their covered dependents.

     (d) For the purposes of this Section 5.5, a claim is deemed incurred when the services that are the subject of the claim are performed; in the case of life insurance, when the death occurs; in the case of long-term disability, when the disability occurs; and, in the case of a hospital stay, when the employee first enters the hospital. Notwithstanding the foregoing, claims incurred by any employee of a pre-Distribution Subsidiary of Corporation or their covered dependents under any welfare plan maintained by such Subsidiary solely for the benefit of its employees and their dependents shall, whether incurred prior to, on or after the Effective Time, be the sole responsibility and liability of that Subsidiary.

     (e) The Corporation Group shall be responsible for all COBRA coverage for any Corporation Retiree and his or her covered dependents who participated in a Corporation Employee Benefit Welfare Plan and who had or have a loss of health care coverage due to a qualifying event occurring prior to the Effective Time. The IMS Health Group shall be responsible for all COBRA coverage for any IMS Health Retiree and his or her covered dependents who participated in a Corporation Employee Benefit Welfare Plan and who had or have a loss of health care coverage due to a qualifying event occurring prior to the Effective Time. Notwithstanding the foregoing, a pre-Distribution Subsidiary of Corporation shall be responsible for all COBRA coverage for its former employees and covered dependents who participated in a plan maintained solely for their benefit whether the applicable event occurs prior to, on or after the Effective Time. COBRA coverage to which a Corporation Post-Distribution Employee is entitled as a result of a qualifying event occurring at or after the Effective Time shall be the responsibility of the Corporation Group.

     SECTION 5.6. Allocation of the Corporation's Self-Insured Medical and Dental Plans Reserve for Claims Incurred But Not Yet Reported (IBNR). The IBNR reserve of which is estimated to be approximately $2.5 million as of June 30, 1998 will be allocated 61.9% to the Corporation Group and 38.1% to IMS Health.

     SECTION 5.7. Retiree Welfare Plans. The Corporation Group shall be responsible for providing retiree welfare benefits, where applicable, to Corporation Retirees and Corporation Post-Distribution Employees. The IMS Health Group shall be responsible for providing retiree welfare benefits, where applicable, to IMS Health Retirees and IMS Health Employees.


                                   ARTICLE VI
                               EQUITY-BASED PLANS

     SECTION 6.1. Corporation Stock Options. Stock options awarded under the Corporation Stock Option Plans ("Corporation Stock Options") shall be treated as follows:

     (a) Corporation Post-Distribution Employees; and Corporation Disabled Employees. From and after the Effective Time, each unexercised Corporation Stock Option held by Corporation Post-Distribution Employees, Corporation Disabled Employees and the specified options held by the persons listed on Schedule 6.1 shall remain outstanding pursuant to the terms of the award agreements and the Corporation Stock Option Plans; provided, however, that from and after such time, each unexercised Corporation Stock Option shall be adjusted as follows:
(i) the number of shares of Corporation Common Stock covered by the adjusted stock option shall be determined by (A) multiplying the number of shares of Corporation Common Stock covered by the Corporation Stock Option by a fraction, the numerator of which equals the average of high and low trading prices of a share of Corporation Common Stock for the five trading days immediately preceding the ex-dividend date, and the denominator of which equals the average of high and low trading prices of a share of Corporation Common Stock for the five trading days starting on the ex-dividend trading Date ("Corporation Ratio") and (B) rounding down the result to a whole number of shares and (ii) the exercise price of the adjusted stock option shall equal the original exercise price divided by the Corporation Ratio.

     (b) IMS Health Employees; IMS Health Transitional Employees; IMS Health Disabled Employees; and Walsh Optionees. As of the Effective Time, (i) each unexercised Corporation Stock Option held by IMS Health Employees, IMS Health Transitional Employees, IMS Health Disabled Employees and Walsh Optionees shall be cancelled except as provided in Schedule 6.1 and (ii) such individuals shall except as provided in Schedule 6.1 receive replacement stock options awarded under the IMS Health Replacement Plans, which shall be adopted by IMS Health prior to the Effective Time. The number of shares of IMS Health Common Stock covered by each replacement stock option shall be determined by (i) multiplying the number of shares of Corporation Common Stock covered by the cancelled Corporation Stock Option by a fraction, the numerator of which equals the average of high and low trading prices of a share of Corporation Common Stock for the five trading days immediately preceding the ex-dividend date, and the denominator of which equals the average of high and low trading prices of an IMS Health Common Share for the five trading days starting on the regular way trading date ("IMS Health Ratio") and (ii) rounding down the result to a whole number of shares. The exercise price of each replacement stock option shall be determined by dividing the exercise price of the cancelled Corporation Stock Option by the IMS Health ratio. Except as otherwise provided in the IMS Health Replacement Plans, all other terms of the replacement stock options shall remain substantially identical to the terms of the cancelled Corporation Stock Options.

     (c) IMS Health Retirees; and Corporation Retirees. As of the Effective Time, (i) each unexercised Corporation Stock Option held by IMS Health Retirees and Corporation Retirees shall be adjusted in substantially the same manner as employees of the Corporation Group and (ii) IMS Health may offer to such IMS Health Retirees and Corporation Retirees, and the IMS Health Committee may determine, alternative adjustments or substitutions, provided such Retirees agree to surrender their adjusted Corporation Stock Options.

     SECTION 6.2. Corporation LSARs. All limited stock appreciation rights awarded under the Corporation Stock Option Plans ("Corporation LSARs") shall be adjusted or substituted (as the case may be) in substantially the same manner as the Corporation Stock Options described in Section 6.1 above.

     SECTION 6.3. Restricted Stock Plan. Restricted stock awarded under the Corporation Stock Option Plans ("Corporation Restricted Stock") and restricted stock received as a result of the Distribution ("IMS Health Restricted Stock") shall be treated as follows:

     (a) Corporation Post-Distribution Employees. As of Effective Time, IMS Health Restricted Stock credited to Corporation Post-Distribution Employees shall be adjusted pursuant to the Corporation Stock Option Plans and each such individual shall receive a number of additional shares of Corporation Restricted Stock, determined by multiplying the number of shares of forfeited IMS Health Restricted Stock by the Corporation Ratio and the reciprocal of the IMS Health Ratio, having the same terms as the Corporation Restricted Stock from which they arose.

     (b) IMS Health Employees. As of the Effective Time, Corporation Restricted Stock and IMS Health Restricted Stock credited to IMS Health Employees and IMS Health Transitional Employees shall be forfeited and such individuals shall receive replacement IMS Health Restricted Stock equal to (i) the number of shares of forfeited IMS Health Restricted Stock plus (ii) the number of shares of forfeited Corporation Restricted Stock multiplied by the IMS Health Ratio and the reciprocal of the Corporation Ratio, such replacement shares of IMS Health Restricted Stock to have the same terms as the Corporation Restricted Stock from which they arose.

     SECTION 6.4. Executive Annual Incentive Plan. Outstanding awards under the Corporation Executive Annual Incentive Plan shall be treated as determined by the Corporation and IMS Health, respectively.

     SECTION 6.5. Corporation Employee Stock Purchase Plan. (a) From and after the Effective Time, Corporation shall continue to sponsor the Corporation Employee Stock Purchase Plan.

     (b) As of the Effective Time, IMS Health shall adopt the IMS Health Employee Stock Purchase Plan for the benefit of IMS Health Employees.

     SECTION 6.6. Allocation of Liabilities. The IMS Health Group shall assume all Liabilities with respect to awards granted to IMS Health Employees, IMS Health Retirees, Corporation Retirees and IMS Health Disabled Employees pursuant to the IMS Health Replacement Option Plan. The Corporation Group shall retain all other Liabilities with respect to awards granted pursuant to the Corporation Stock Option Plans (including, but not limited to, awards granted to Corporation Post-Distribution Employees).


                                   ARTICLE VII
                         FOREIGN EMPLOYEE BENEFIT PLANS

     SECTION 7.1. Foreign Plans. Except as set forth in Schedule 7.1, Corporation and IMS Health shall continue to sponsor and retain liability for any Employee Benefits Plans maintained outside the United States with respect to their respective employees.


                                  ARTICLE VIII

                          OTHER EMPLOYEE BENEFIT ISSUES

     SECTION 8.1. Employee Benefit Litigation Liabilities. Except as otherwise expressly provided in this agreement, the IMS Health Group shall assume all Employee Benefit Litigation Liabilities that are asserted by Corporation Pre-Distribution Employees who were employees of the IMS Health Group or Corporate Staff Employees and the Corporation Group shall assume all Employee Benefit Litigation Liabilities that are asserted by all other Corporation Pre-Distribution Employees.

     SECTION 8.2. Indemnification. To the extent that any claim or litigation is asserted against Corporation by a Corporation Retiree who was a Corporate Staff Employee prior to the Distribution, Corporation shall be entitled to indemnification from IMS Health for the amount of any liability imposed.

     SECTION 8.3. Workers' Compensation. The Corporation Group shall retain all Liabilities relating to workers' compensation claims that were incurred (a) prior to the Effective Time with respect to Corporation Pre-Distribution
Employees who were employed by the Corporation Group (not including the IMS Health Group) and Corporate Staff Employees allocated to Corporation as a result of the Distribution and (b) on and after the Effective Time with respect to Corporation Post-Distribution Employees. The IMS Health Group shall retain all Liabilities relating to workers' compensation claims that were incurred (a) prior to the Effective Time with respect to Corporation Pre-Distribution
Employees who were employed by the IMS Health Group and Corporate Staff Employees allocated to IMS Health as a result of the Distribution and (b) on and after the Effective Time with respect to IMS Health Employees. For purposes of this paragraph, a claim is deemed incurred when the injury that is the subject of the claim occurs.

     SECTION 8.4. Cash Funding. Sufficient cash shall be left with Corporation upon the Distribution, based on a good faith estimate, to fund all severance (and related benefits) Liabilities of Corporate Staff Employees retained by Corporation Group pursuant to Section 5.3(a) hereof as well as the unfunded amounts payable by Corporation to Corporation Retirees hereunder who were Corporate Staff Employees (including the actuarially determined value of payments under non-qualified plans pursuant to Section 4.1 hereof and the value of retiree welfare benefits pursuant to Section 5.7 hereof). Such cash amount shall include amounts sufficient to fund all such payments as well as any related tax, social security and similar government-mandated payments and employee plan  contributions,  (i) without  giving  effect to any  present-value calculation and (ii) with respect to severance (and related benefits) liabilities, net of tax benefits calculated at a 40% rate. If the estimated cash amounts result in an excess or deficit over or under the amounts actually expended by Corporation for such items, appropriate payments will be made between the parties to eliminate any such excess or deficit no later than December 31, 1998.


                                   ARTICLE IX
                           BENEFIT PLAN PARTICIPATION

     SECTION 9.1. Corporation Plans. Except as specifically provided herein, all IMS Health Employees shall cease participation in all Corporation Employee Benefit Plans as of the Effective Time.

     SECTION  9.2. IMS Health  Plans.  Except as provided in Section 5.7 herein,
(a) with respect to any newly created Employee Benefit Plan sponsored by the IMS Health Group after the Effective Time, the IMS Health Group shall cause to be recognized (to the extent applicable) each IMS Health Employee's (i) past service with the Corporation Group to the extent recognized under similar plans maintained by the Corporation Group immediately prior to the Effective Time and
(ii) accrued but unused vacation time and sick days, and (b) any IMS Health Employee who participated in a Corporation Employee Benefit Plan immediately prior to the Effective Time shall be entitled to immediate participation in a similar newly created Employee Benefit Plan sponsored by the IMS Health Group.

     SECTION 9.3. Subsequent Employer. Except as provided in Section 5.6 herein, if, during the one-year period following the Effective Time, a Corporation Post-Distribution Employee or a IMS Health Employee terminates employment with his or her employer and then immediately commences employment with the Corporation Group or the IMS Health Group, the subsequent employer shall cause to be recognized (to the extent applicable) such employee's past service with the Corporation Group or the IMS Health Group to the extent recognized under similar plans maintained by the prior employer. Notwithstanding the foregoing, no past service shall be recognized with respect to pension accruals under the defined benefit plans of the subsequent employer.

     SECTION 9.4. Right to Amend or Terminate. Except as specifically provided herein, nothing in this Agreement shall be construed or interpreted to restrict the Corporation Group's or the IMS Health Group's right or authority to amend or terminate any of their Employee Benefit Plans following the Effective Time.

                                    ARTICLE X
                              ACCESS TO INFORMATION

     SECTION 10.1. Access to Information. Article IV of the Distribution Agreement shall govern the rights of the Corporation Group and the IMS Health Group with respect to access to information. The term "Records" in that Article shall be read to include all Employee Benefit Records.


                                   ARTICLE XI
                                 INDEMNIFICATION

     SECTION 11.1. Indemnification. Article III of the Distribution Agreement shall govern the rights of the Corporation Group and the IMS Health Group with respect to indemnification. The term "Corporation Liabilities" in that Article shall be read to include all Liabilities assumed or retained by the Corporation Group pursuant to this Agreement. The term "IMS Health Liabilities" in that Article shall be read to include all Liabilities assumed or retained by the IMS Health Group pursuant to this Agreement.


                                   ARTICLE XII
                               DISPUTE RESOLUTION

     SECTION 12.1. Dispute Resolution. Article VI of the Distribution Agreement shall govern the rights of the Corporation Group and the IMS Health Group with respect to dispute resolution. The term "Agreement Dispute" in that Article shall be read to include all Employee Benefit Disputes.


                                  ARTICLE XIII
                                  MISCELLANEOUS

     SECTION 13.1. Complete Agreement; Construction. This Agreement, including the Exhibits and Schedules (if any), and the Distribution Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. In the event of any inconsistency between this Agreement and any Schedule hereto, the Schedule shall prevail. Other than Sections 2.7 and 4.5 and Article VI of the Distribution Agreement, which shall prevail over any inconsistent or conflicting provisions in this Agreement, notwithstanding any other provisions in this Agreement to the contrary, in the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of the Distribution Agreement, this Agreement shall control.

     SECTION 13.2. Ancillary Agreements. This Agreement is not intended to address, and should not be interpreted to address, the matters specifically and expressly covered by the Ancillary Agreements.

     SECTION 13.3. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

     SECTION 13.4. Survival of Agreements. Except as otherwise contemplated by this Agreement, all covenants and agreements of the parties contained in this Agreement shall survive the Distribution Date.

     SECTION 13.5. Expenses. Except as otherwise set forth in this Agreement, the Distribution Agreement or any Ancillary Agreement, all costs and expenses incurred and for which invoices have been submitted on or prior to the Effective Time (whether or not paid on or prior to the Distribution Date) in connection with the preparation, execution, delivery and implementation of this Agreement, the Distribution Agreement, any Ancillary Agreement, the Information Statement (including any registration statement on Form 10 of which such Information Statement may be a part) and the Distribution and the consummation of the transactions contemplated thereby, as well as all administrative costs, fees or expenses relating to any Employee Benefit Plan, shall be charged to and paid by Corporation, provided that, if such expenses are not paid by Corporation prior to the Effective Time, they shall be charged to and paid by IMS Health. Except as otherwise set forth in this Agreement, the Distribution Agreement or any Ancillary Agreement, all such costs, fees and expenses incurred or for which invoices are submitted after the Effective Time shall be charged to and paid by IMS Health. Any amount or expense to be paid or reimbursed by any party hereto to any other party hereto shall be so paid or reimbursed promptly after the existence and amount of such obligation is determined and demand therefor is paid.

     SECTION 13.6. Notices. All notices and other communications hereunder shall be in writing and hand delivered or mailed by registered or certified mail
(return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and will be deemed given on the date on which such notice is received:

     To Nielsen Media Research, Inc.:
     299 Park Avenue
     New York, NY  10171
     Telecopy: (212) 708-6927
     Attn:  Chief Legal Officer

     To IMS Health Incorporated:
     200 Nyala Farms
     Westport, CT 06880
     Telecopy:  (203) 222-4313
     Attn:  General Counsel


     SECTION 13.7. Waivers. The failure of any party to require strict performance by any other party of any provision in this Agreement will not waive or diminish that party's right to demand strict performance thereafter of that or any other provision hereof.

     SECTION 13.8. Amendments. Subject to the terms of Section 13.11 hereof, this Agreement may not be modified or amended except by an agreement in writing signed by each of the parties hereto.

     SECTION 13.9. Assignment. This Agreement shall not be assignable, in whole or in part, directly or indirectly, by any party hereto without the prior written consent of the other parties hereto, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void.

     SECTION 13.10. Successors and Assigns. The provisions to this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

     SECTION 13.11. Termination. This Agreement (including,  without limitation,
Section 4.4 and Article XI hereof) may be terminated and may be amended, modified or abandoned at any time prior to the Distribution by and in the sole discretion of Corporation without the approval of the shareholders of Corporation. In the event of such termination, no party shall have any liability of any kind to any other party or any other person. After the Distribution, this Agreement may not be terminated except by an agreement in writing signed by the parties; provided, however, that Section 4.4 and Article XI shall not be terminated or amended after the Distribution in respect of the third party beneficiaries thereto without the consent of such persons.

     SECTION 13.12. Subsidiaries. Each of the parties hereto shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such party or by any entity that is contemplated to be a Subsidiary of such party on and after the Distribution Date.

     SECTION 13.13. Third Party Beneficiaries. Except as provided in Section 4.4 and Article XI, this Agreement is solely for the benefit of the parties hereto and their respective Subsidiaries and Affiliates and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

     SECTION 13.14. Title and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     SECTION 13.15. Exhibits and Schedules. The Exhibits and Schedules, if any, shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

     SECTION 13.16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

     SECTION 13.17. Consent to Jurisdiction.  Without limiting the provisions of
Article XII hereof, each of the parties irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each of the parties further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 13.17. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County, or
(ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     SECTION 13.18. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 13.19. Governmental Notices; Cooperation. Notwithstanding anything in this Agreement to the contrary, all actions contemplated herein with respect to Employee Benefit Plans which are to be consummated pursuant to this Agreement shall be subject to such notices to, and/or approvals by, the Service or the PBGC (or any other governmental agency or entity) as are required or deemed appropriate by such Employee Benefit Plan's sponsor. Each of Corporation and IMS Health agrees to use its commercially reasonable efforts to cause all such notices and/or approvals to be filed or obtained, as the case may be. Each party hereto shall reasonably cooperate with the other parties with respect to any government filings, employee notices or any other actions reasonably necessary to maintain and implement the Employee Benefit Plans covered by this Agreement.

     SECTION 13.20. Further Assurances. From time to time, as and when reasonably requested by any other party hereto, each party hereto shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other party may reasonably deem necessary or desirable to effect the purposes of this Agreement and the transactions contemplated hereunder.

     IN WITNESS WHEREOF, the parties have duly executed and entered into this Agreement, as of the date first above written.


                                COGNIZANT CORPORATION


                                  by

                                     /s/ Robert E. Weissman
                                     ---------------------------------
                                     Name:  Robert E. Weissman
                                     Title: Chairman and Chief Executive Officer


                                IMS HEALTH INCORPORATED

                                  by

                                     /s/ Victoria R. Fash
                                     ---------------------------------
                                     Name:  Victoria R. Fash
                                     Title: Chief Operating Officer

                   Schedule 1.1 to Employee Benefits Agreement



IMS HEALTH Retirees
-------------------

Tom Crawford

                   Schedule 2.2 to Employee Benefits Agreement

                                                                                         Target % of
Investment Manager                        Fund Name                                      Portfolio (1)
------------------                        ---------                                      -------------
Barclays Global Investors                 US Debt Index Fund                                34.5%

Barclays Global Investors                 US Equity Index Fund                              27.5%

J.P. Morgan Investment Management         Research Optimized Equity Fund                    27.5%

Wellington Trust Company, N.A.            International Research Equity Fund                10.0%

Bank of New York                          Cash/Collective Trust Fund                         0.5%
                                          Short Term Investment Fund

----------
(1) The actual percent of the portfolio for any one fund may vary plus or minus three percentage points compared to the target percentages.

                   Schedule 6.1 to Employee Benefits Agreement


William G. Jacobi:
------------------

The following Corporation Stock Options of Mr. Jacobi shall remain outstanding (and be adjusted as provided for in this Agreement), with the balance of his options to be converted to IMS Health Options:


Purchased Options (vest 11/15/02)           20,834

Regular Options (vest 11/15/02)             45,834

Regular Options (vest 11/15/01)             33,332
                                           -------
                                           100,000

James R. Peterson:
------------------

Directors' Options                           2,000 Corporation

                                             5,000 IMS HEALTH

M. Bernard Puckett:
-------------------

The Directors' options held by Mr. Puckett shall be cancelled and replaced with IMS HEALTH options and Corporation options in proportion to the relative value of a share of IMS HEALTH Common Stock and Corporation Common Stock immediately after the Distribution, based on the average of the high and low trading prices of each such share for the five trading days starting on the first IMS Health "regular-way" and Corporation "ex-dividend" trading dates.

                   Schedule 7.1 to Employee Benefits Agreement


1 Corporation shall, as soon as practicable after the Effective Time, transfer the Corporation multinational insurance pooling arrangement to IMS Health, which shall be entitled to all dividends payable thereon from and after the Effective Time.

2 IMS Health shall continue to maintain Harry Holland and Richard James on the IMS Health U.K. payroll, and, as promptly as practicable after the
     Effective time, shall transfer (i) related pension assets for these individuals to individual pension accounts to be established for them by Corporation, based on national valuations to be prepared by Watson Wyatt, and (ii) the lease contracts for the 2 automobiles used by said individuals to Corporation. Corporation shall be responsible for, and shall reimburse IMS Health U.K. for, all costs and expenses associated with the continued employment of said individuals, including without limitation, salary, benefits, pension, social security, taxes, insurance and automobile expenses, and shall indemnify and hold harmless IMS Health and its Affiliates from any and all liabilities relating to or arising out of the employment of said individuals, except for those arising out of the gross negligence or willful misconduct of IMS Health U.K.